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                                                                     EXHIBIT 5.1
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                               January 21, 1999

Ticketmaster Online-CitySearch, Inc.
790 E. Colorado Blvd., Ste. 200
Pasadena, CA  91101

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 22, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,218,774 shares of your Class A Common Stock reserved for issuance under the 1996 Stock Option Plan (the "1996 Plan"), (ii) 4,000,000 shares of your Class B Common Stock reserved for issuance under the 1998 Stock Plan (the "1998 Plan"), and (iii) 1,000,000 shares of your Class B Common Stock reserved for issuance under the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"). The 3,218,774 shares of Class A Common Stock reserved under the 1996 Plan and the aggregate of 5,000,000 shares of Class B Common Stock reserved under the 1998 Plan and the 1998 Purchase Plan are referred to collectively hereinafter as the "Shares," and the 1996 Plan, the 1998 Plan and the 1998 Purchase Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Sincerely,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati